As filed with the Securities and Exchange Commission on February 21, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

E*TRADE Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2844166
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

11 Times Square

New York, New York 10036 (646) 521-4300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lori S. Sher

General Counsel

671 N. Glebe Road, 15th Floor

Arlington, VA 22203 (646) 521-4300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Sarah K. Solum Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r). These securities may also be sold separately, together or as units with the other securities registered hereunder.

The registrant is filing this registration statement to replace its registration statement (No. 333-203953), which expires on May 7, 2018 pursuant to Rule 415(a)(5).

PROSPECTUS

E*TRADE Financial Corporation

Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Purchase Contracts and Units

We may issue shares of our common stock and preferred stock, depositary shares, debt securities, warrants, purchase contracts and units, and we or any selling security holders may offer and sell these securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and the applicable prospectus supplement before you invest.

We and any selling security holders may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ETFC.” On February 16, 2018, the last reported sale price on the NASDAQ Global Select Market for our common stock was $51.81.

Investing in these securities involves certain risks. See “Item 1A. Risk Factors” beginning on page 11 of our Annual Report on Form 10-K for the year ended December 31, 2017 incorporated by reference herein. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 21, 2018

We have not authorized anyone to provide you any information other than that contained in or incorporated by reference in this prospectus, any supplement hereto, or any related free writing prospectus issued by us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the cover of this prospectus.

We refer to E*TRADE Financial Corporation in this prospectus as “E*TRADE,” the “Company,” “we,” “us,” “our” or comparable terms. All such references refer to E*TRADE Financial Corporation and its consolidated subsidiaries unless expressly indicated or the context otherwise requires.

THE COMPANY

We are a financial services company that provides online brokerage and related products and services primarily to individual retail investors. Founded on the principle of innovation, we aim to enhance the financial independence of traders and investors through a powerful digital experience that includes tools and educational material, supported by professional guidance, to help individual investors and traders meet their near- and long-term investing goals. We provide these services to customers through our digital platforms and network of industry-licensed customer service representatives and financial consultants, over the phone, by email and online via two national financial centers and in-person at 30 financial centers across the United States. We operate federally chartered savings banks with the primary purpose of maximizing the value of deposits generated through our brokerage business.

Our corporate offices are located at 11 Times Square, 32nd Floor, New York, New York 10036. We were incorporated in California in 1982 and reincorporated in Delaware in July 1996. We had approximately 3,600 employees at December 31, 2017. We operate directly and through several subsidiaries, many of which are overseen by governmental and self-regulatory organizations (SROs). Substantially all of our revenues for the years ended December 31, 2017, 2016 and 2015 were derived from our operations in the United States. Our most important subsidiaries are described below:

•	E*TRADE Securities LLC (E*TRADE Securities) is a registered broker-dealer that clears and settles customer securities transactions.

•	E*TRADE Bank is a federally chartered savings bank that provides Federal Deposit Insurance Corporation (FDIC) insurance on qualifying amounts of customer deposits and provides other banking and cash management capabilities.

•	E*TRADE Savings Bank, a subsidiary of E*TRADE Bank, is a federally chartered savings bank that provides FDIC insurance on qualifying amounts of customer deposits.

•	E*TRADE Futures LLC (E*TRADE Futures) is a registered non-clearing Futures Commission Merchant (FCM) that provides clearing and settlement services for customer futures transactions.

•	E*TRADE Capital Management, LLC (E*TRADE Capital Management) is a registered investment adviser that provides investment advisory services for our customers.

•	E*TRADE Financial Corporate Services is a provider of software and services for managing equity compensation plans to our corporate clients.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we or selling security holders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or selling security holders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement, update or amend information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement of which this prospectus forms a part and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 21, 2018.

Any statements contained in a previously filed document incorporated by reference into this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

You may request a copy of these filings at no cost by writing or telephoning the office of Investor Relations, E*TRADE Financial Corporation, 11 Times Square, 32nd Floor, New York, New York 10036, (646) 521-4340. Information about us, including our SEC filings, is also available at our website at www.etrade.com. However, the information on our website is not a part of, or incorporated by reference in, this prospectus or any prospectus supplement that we file and should not be relied upon in determining whether to make an investment in our securities.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any amendment or supplement thereto and the documents incorporated by reference herein contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. These statements discuss, among other things, our future plans, objectives, outlook, strategies, expectations and intentions relating to our business and future financial and operating results and the assumptions that underlie these matters and include statements made in our Annual Report on Form 10-K for the year ended December 31, 2017 regarding our capital plan initiatives and expected balance sheet size, the payment of dividends from our subsidiaries to our parent company, the management of our legacy loan portfolio, our ability to utilize deferred tax assets, the expected implementation and applicability of government regulation and our ability to comply with these regulations, continued repurchases of our common stock, payment of dividends on our preferred stock, our ability to meet upcoming debt obligations, the integration and related restructuring costs of past and any future acquisitions, the expected outcome of existing or new litigation, our ability to execute our business plans and manage risk, the potential decline of fees and service charges, the future sources of revenue, expense and liquidity and any other statement that is not historical in nature. These statements may be identified by the use of words such as “assume,” “expect,” “believe,” “may,” “will,” “should,” “anticipate,” “intend,” “plan,” “estimate,” “continue” and similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2017 or any amendment or supplement to this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus or any amendment or supplement to this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Important factors that could contribute to our actual results differing materially from any forward-looking statements include, but are not limited to, changes in business, economic or political condition, performance, volume and volatility in the equity and capital markets, changes in interest rates or interest rate volatility, customer demand for financial products and services, our ability to continue to compete effectively and respond to aggressive price competition within our industry, cyber security threats, potential system disruptions and other security breaches or incidents, our ability to participate in consolidation opportunities in our industry, to complete consolidation transactions and to realize synergies or implement integration plans, our ability to service our corporate debt and, if necessary, to raise additional capital, changes in government regulation or actions by our regulators, including those that may result from the implementation and enforcement of regulatory reform legislation, our ability to move capital to our parent company from our subsidiaries, adverse developments in litigation, our ability to manage our balance sheet growth, the timing, duration and costs associated with our stock repurchase program and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2017 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and elsewhere, in this prospectus and any amendment or supplement thereto and in other reports we file with the SEC.

Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict or quantify and we cannot guarantee future results, levels of activity, performance or achievements. Actual future results may vary materially from expectations expressed or implied in this prospectus, any amendment or supplement thereto and the documents incorporated by reference herein. The forward-looking statements contained in this prospectus, any amendment or supplement thereto and the documents incorporated by reference herein reflect our expectations only as of the date such statement was made. You should not place undue reliance on forward-looking statements, as we do not undertake to update or revise forward-looking statements to reflect new information or the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required by law. Although we undertake no obligation to update or revise any forward- looking statements, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any amendment or supplement to this prospectus. See “Where You Can Find Additional Information.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes, including, but not limited to, repayment of indebtedness, funding our operations and financing capital expenditures. We may also invest the proceeds in certificates of deposit, U.S. government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the related prospectus supplement.

We will not receive any proceeds from sales of securities offered by any selling security holders under this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred dividends:

	For the Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges(a)	12.18	10.06	1.42	2.39	1.53
Ratio of earnings to fixed charges and preferred dividends(b)(c)	8.45	10.06	1.42	2.39	1.53

(a)	The ratio of earnings to fixed charges is computed by dividing fixed charges into income (loss) before income taxes less equity in the income (loss) of investments plus fixed charges. Fixed charges include, as applicable, interest expense, amortization of debt issuance costs and the estimated interest component of rent expense (calculated as one-third of net rent expense).

(b)	The ratio of earnings to fixed charges and preferred dividends is computed as the ratio of earnings to fixed charges less the preferred dividend requirement. The preferred dividend amount represents the pre-tax earnings that would be required to pay the dividends on outstanding preferred stock.

(c)	On August 25, 2016, we issued 400,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, liquidation preference $1,000 per share (the “Series A Preferred Stock”) in a public offering registered under the Securities Act. On December 6, 2017, we issued 300,000 depositary shares, each representing a 1/100th ownership interest in a share of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share, liquidation preference $100,000 per share (the “Series B Preferred Stock”) in a public offering registered under the Securities Act. On or prior to December 31, 2017, we had not paid dividends on any shares of preferred stock, including the Series A Preferred Stock and the Series B Preferred Stock. Prior to the issuance of the Series A Preferred Stock, we had no shares of preferred stock outstanding, so our ratio of earnings to fixed charges and preferred dividends (or related coverage deficiency) was equal to our ratio of earnings to fixed charges (or related coverage deficiency) for the years prior to and including 2016.

DESCRIPTION OF COMMON STOCK

As used in this section of the prospectus and under the captions “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units,” the terms “we,” “us” and “our” refer only to E*TRADE and not to any existing or future subsidiaries of E*TRADE.

The following description of our common stock is based upon our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), our Amended and Restated Bylaws (“Bylaws”) and applicable provisions of law as currently in effect. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete. The Certificate of Incorporation and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

Certain provisions of the Delaware General Corporation Law (“DGCL”), the Certificate of Incorporation and the Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for its shares.

General

Our authorized common stock consists of 400,000,000 shares of common stock, $0.01 par value per share. As of February 16, 2018, we had outstanding 266,334,340 shares of our common stock.

Each holder of common stock is entitled to one vote per share held on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for the payment of dividends. If we liquidate, dissolve or wind up our business, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon completion of any offering of our common stock under this prospectus will be fully paid and non-assessable.

Anti-Takeover Effects or Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws contain provisions that could discourage potential takeover attempts and make more difficult attempts by stockholders to change management.

Our Certificate of Incorporation and Bylaws currently permit the Board of Directors to create new directorships and to elect new directors to serve for a term expiring at the next annual meeting of stockholders. In uncontested elections, each director must be elected to the Board of Directors by the majority of the votes cast with respect to the director’s election, and must submit his or her resignation to the Board of Directors if he or she does not obtain the required majority. The Board of Directors has the power to decide whether or not to accept the resignation, but must publicly disclose its decision and, if the resignation is rejected, its rationale within 90 days following certification of the stockholder vote. The Board of Directors (or its remaining members, even though less than a quorum) is also empowered to fill vacancies on the Board of Directors occurring for any reason, including a vacancy from an enlargement of the Board of Directors; however, a vacancy created by the removal of a director by the stockholders or court order may be filled only by the vote of a majority of the shares at a meeting at which a quorum is present. Any director so elected according to the preceding sentence shall hold office for a term expiring at the next annual meeting of stockholders. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Our Certificate of Incorporation provides that stockholders may take action only at an annual meeting or special meeting and may not take action by written consent. Special meetings of our stockholders may only be called by our Chairman of the Board, our President, a majority of the number of directors constituting the full Board of Directors, or the holders of not less than 10% of our outstanding voting stock.

Under the terms of our Bylaws, stockholders who intend to present business or nominate persons for election to the Board of Directors at annual meetings of stockholders must provide notice to our corporate secretary no more than 150 days and no less than 120 days prior to the date of the proxy statement for the prior annual meeting, as more fully set forth in our Bylaws.

Our Certificate of Incorporation provides that, in addition to the requirements of the Delaware General Corporation Law described below, any business combination with an interested stockholder, as these terms are defined in our Certificate of Incorporation and summarized below, requires the affirmative vote of two-thirds of the outstanding voting stock, unless two-thirds of the number of directors constituting the full Board of Directors approve the transaction.

A business combination is defined for purposes of this provision of our Certificate of Incorporation as:

•	a merger or consolidation of us or any of our subsidiaries with an interested stockholder or with a corporation that is or would become an affiliate or associate, with these terms defined for purposes of this provision of our Certificate of Incorporation as they are defined in the Exchange Act, of an interested stockholder,

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with, or proposed by or on behalf of, an interested stockholder or any affiliate or associate of an interested stockholder involving any assets of ours or our subsidiaries that constitute 5% or more of our total assets,

•	the issuance or transfer by us or by any of our subsidiaries of any of our or their securities to, or proposed by or on behalf of, an interested stockholder or any affiliate or associate of an interested stockholder in exchange for cash, securities or other property that constitute 5% or more of our total assets,

•	the adoption of any plan or proposal for our liquidation or dissolution or any spin-off or split-up of any kind of us or any of our subsidiaries, proposed by or on behalf of an interested stockholder or an affiliate or associate of an interested stockholder, or

•	any reclassification, recapitalization, or merger or consolidation of us with any of our subsidiaries or any similar transaction that has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (i) any class of equity securities of us or any of our subsidiaries or (ii) any class of securities of us or any of our subsidiaries convertible into equity securities of us or any of our subsidiaries which are directly or indirectly owned by an interested stockholder or an affiliate or associate of an interested stockholder.

An interested stockholder is defined for purposes of this provision of our Certificate of Incorporation as an individual, corporation or other entity which, as of the record date for notice of the transaction or immediately prior to the transaction:

•	is one of our associates or affiliates and at any time within the prior two-year period was the beneficial owner, directly or indirectly, of 10% or more of our outstanding voting securities, or

•	is, or was at any time within the prior two-year period, the beneficial owner, directly or indirectly, of 10% or more of our outstanding voting securities, or

•	is under circumstances described in more detail in our Certificate of Incorporation, an assignee of any of the persons described above.

A person is the beneficial owner of any voting securities which:

•	that person or any of its affiliates or associates, beneficially owns, directly or indirectly,

•	that person or any of its affiliates or associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or the right to vote pursuant to any agreement, arrangement or understanding, or

•	are beneficially owned, directly or indirectly, by any other person with which the person in question or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock.

As described below under “Description of Preferred Stock,” our Board of Directors has the authority to issue preferred stock in one or more series and to fix the powers, rights, designations, preferences, qualifications, limitations and restrictions applicable to the preferred stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing potential takeover attempts without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock.

These provisions of our Certificate of Incorporation and Bylaws as currently in effect may deter any potential unsolicited offers or other efforts to obtain control of us that are not approved by our Board of Directors. Such provisions could deprive our stockholders of opportunities to realize a premium on their common stock and could make removal of incumbent directors more difficult. At the same time, these provisions may have the effect of inducing any persons seeking to control us or seeking a business combination with us to negotiate terms acceptable to our Board of Directors. These provisions of our Certificate of Incorporation and Bylaws can be changed or amended, in the case of our Certificate of Incorporation, only by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock and, in the case of our Bylaws, only by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock or the affirmative vote of two-thirds of the total number of directors we would have, assuming no directorships were vacant at the time of the vote.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the Board of Directors before the date the interested stockholder attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after the date the business combination is approved by the Board of Directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any merger or consolidation involving the corporation or any majority-owned subsidiary and the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any majority-owned subsidiary of any stock of the corporation or of such subsidiary to the interested stockholder;

•	any transaction involving the corporation or any majority-owned subsidiary that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any majority-owned subsidiary.

In general, Section 203 defines “interested stockholder” to be any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of this provision either with an express provision in its original Certificate of Incorporation or in an amendment to its Certificate of Incorporation or Bylaws approved by its stockholders. We have not opted out of this provision. Section 203 could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Delaware as Sole and Exclusive Forum

Our Bylaws provide that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf us, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (c) any action asserting a claim against us or our officers, directors or employees arising pursuant to any provision of the Delaware General Corporation Law or our Certificate of Incorporation or Bylaws or (d) any action asserting a claim against us or our officers, directors or employees governed by the internal affairs doctrine. As a result, any action brought by any of our stockholders with regard to any of these matters will need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction. Although our Bylaws contain the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, N.A.

Listing

Our common stock is listed for trading on the NASDAQ Global Select Market under the trading symbol “ETFC.”

DESCRIPTION OF PREFERRED STOCK

This prospectus describes certain general terms and provisions of our preferred stock. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designation relating to each series of preferred stock and is also subject to our Certificate of Incorporation.

Our authorized preferred stock consists of 1,000,000 shares of preferred stock, $0.01 par value per share. As of February 16, 2018, we had outstanding 403,000 shares of our preferred stock, which consist of 400,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, liquidation preference $1,000 per share, and 3,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, liquidation preference $100,000 per share.

Under our Certificate of Incorporation, our Board of Directors has the authority to:

•	create one or more series of preferred stock;

•	issue shares of preferred stock in any series up to the maximum number of shares of preferred stock authorized; and

•	determine the preferences, rights, privileges and restrictions of any series.

Our Board of Directors may issue authorized shares of preferred stock, as well as authorized but unissued shares of common stock, without further stockholder action, unless stockholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted.

The prospectus supplement will describe the terms of any preferred stock being offered, including:

•	the number of shares and designation or title of the shares;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);

•	any voting rights;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

•	whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, and the terms and conditions of conversion or exchange;

•	the place or places where dividends and other payments on the preferred stock will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

All shares of preferred stock offered will be fully paid and non-assessable. Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.

Our Board of Directors could create and issue a series of preferred stock with rights, privileges or restrictions which effectively discriminates against a then-existing or prospective holder of preferred stock as a result of the holder beneficially owning or commencing a tender offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise. The issuance of these shares of capital stock may defer or prevent a change in control of our company without any further stockholder action.

The transfer agent for each series of preferred stock will be described in the relevant prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES REPRESENTING PREFERRED STOCK

The applicable prospectus supplement will include a description of the material terms of any depositary shares representing preferred stock offered hereby.

DESCRIPTION OF DEBT SECURITIES

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, a senior Indenture dated August 24, 2017 between us and The Bank of New York Mellon, Trust Company, N.A (the “senior indenture”), and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A. as trustee (the “subordinated indenture”). The senior indenture and the subordinated indenture are referred to herein as the “indentures.” The terms of our debt securities will include those set forth in the applicable indenture and those made a part thereof by the Trust Indenture Act of 1939, as amended.

Because the following is only a summary of selected provisions of the indentures and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the indentures and any supplemental indentures thereto or officer’s certificate or board resolution related thereto. We urge you to read the indentures because the indentures, not this description, define the rights of the holders of the debt securities. The subordinated indenture will be substantially in the form included as an exhibit to the registration statement of which this prospectus is a part.

General

The senior debt securities will constitute unsecured and unsubordinated obligations of ours and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated obligations and will be junior in right of payment to our Senior Indebtedness (including senior debt securities), as described under the heading “Certain Terms of the Subordinated Debt Securities—Subordination.”

We conduct most of our operations through subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay principal or interest on the debt securities, to pay the debt securities at maturity or upon redemption or to buy the debt securities may depend on our subsidiaries repaying investments and advances we have made to them, and on our subsidiaries’ earnings and their distributing those earnings to us. In addition, many of our subsidiaries are subject to laws and regulations that authorize regulatory bodies to block or reduce the flow of funds from our subsidiaries to us, or that prohibit such transfers altogether in certain circumstances. The debt securities will be effectively subordinated to all obligations (including trade payables and preferred stock obligations) of our subsidiaries. Our subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend on their operating results and will be subject to applicable laws and regulatory and contractual restrictions. The indentures will not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

The debt securities will be our unsecured obligations. Our secured debt and other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

You should look in the prospectus supplement for any additional or different terms of the debt securities being offered, including the following terms:

(1)	the title and CUSIP number, if any, of the debt securities ;

(2)	the aggregate principal amount of the debt securities;

(3)	the date or dates on which the debt securities will mature ;

(4)	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method by which such rate will be determined;

(5)	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment date;

(6)	the right, if any, to extend the interest payment periods and the duration of that extension;

(7)	the place or places where principal and interest will be payable;

(8)	the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

(9)	the percentage of their principal amount (i.e. price) at which the debt securities will be issued;

(10)	the form of the debt securities, and if issuable in global form, the identity of the depositary;

(11)	any deletion from, modification of or addition to the events of default or covenants set forth in the indentures;

(12)	any provision granting special rights to the holders of debt securities when a specified event occurs;

(13)	any special tax implications of the debt securities, including for debt securities issued with original issue discount;

(14)	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

(15)	any guarantor or co-issuer of the debt securities;

(16)	any special interest premium or other premium;

(17)	whether the debt securities are convertible into or exchangeable for cash, common stock or other equity securities of the us or a combination thereof and the terms and conditions upon which such conversion or exchange shall be effected;

(18)	the currency in which payments shall be made, if other than U.S. Dollars; and

(19)	any and all other terms of the debt securities, including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of the debt securities.

Subject to any other term or condition of the indentures, the aggregate principal amount of debt securities which may be authenticated and delivered under the indentures is unlimited. We are entitled under the indentures to issue additional debt securities of any series of debt securities, that shall have identical terms as the original securities of such series, other than with respect to the date of issuance, issue price, amount of interest payable on the first interest payment date applicable to such additional debt securities and, if applicable, the first interest payment date for such additional debt securities, provided that if such additional debt securities are not fungible with the initial debt securities of such series offered hereby for U.S. federal income tax purposes, such additional debt securities will have a separate CUSIP number.

The transfer or exchange of any debt security (or a beneficial interest therein) may only be made in accordance with the indentures and, in the case of a debt security in global form (or a beneficial interest therein), the applicable rules and procedures of the depositary for such global security. See “—Book Entry Securities” and “Forms of Securities.” Subject to the terms of the indentures, you may transfer or exchange a debt security by presenting to the trustee a written request therefor accompanied by any certification, opinion or other document required by the indentures. No service charge will be imposed in connection with any transfer or exchange of any debt security, but we may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. Certain U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants

Unless otherwise indicated in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness, including indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

SEC Reporting

We will file with the trustee copies of the quarterly and annual reports and of the information, documents and other reports, if any, which we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days after the same is filed with the SEC.

Filing of any such annual report, information, documents and such other reports on the SEC’s EDGAR system (or any successor thereto) or any other publicly available database maintained by the SEC will be deemed to satisfy this requirement. We will also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement, we will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any person or persons in a single transaction or through a series of transactions, unless:

(1)

we shall be the continuing person, or the person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets of (the “surviving entity”) shall be an entity organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations under the senior indenture and the senior debt securities; provided, that if such continuing person or person shall not be a corporation, such entity shall organize or have a wholly-owned subsidiary in the form of a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and shall cause such corporation to expressly assume, as a party to the supplemental indenture referenced above, as a co-obligor, each of such continuing Person or Person’s obligations under the senior indenture and the senior debt securities;

(2)	immediately after such transaction or series of transactions, no default has occurred and is continuing; and

(3)	we or the surviving entity will have delivered to the trustee an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the senior indenture relating to the transaction or series of transactions have been satisfied.

The restrictions specified in clauses (2) and (3) above shall not be applicable to:

(A)	our merger or consolidation if our Board of Directors determines in good faith that the principal purpose of such transaction is to change the state of organization or convert our form of organization to another form, and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations; or

(B)	our merger with or into one of our single direct or indirect wholly-owned subsidiaries organized under the laws of the State of Delaware pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware; provided that upon the consummation of such merger the successor entity, directly or indirectly, owns all of the assets and subsidiaries that we owned prior to such merger.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all our assets occurs in accordance with the senior indenture, the surviving entity will succeed to, and be substituted for, and may exercise every right and power of ours under the senior indenture with the same effect as if such surviving entity had been named in our place in the senior indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the senior indenture and any senior debt securities issued thereunder.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities and except as described above under “—Consolidation, Merger and Sale of Assets,” the senior debt securities will not contain any provisions which may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default

Unless otherwise indicated in a prospectus supplement, any of the following events shall constitute an “Event of Default” under the senior indenture with respect to senior debt securities of any series:

(1)	failure to pay the principal (or premium, if any) on such series of senior debt securities when due and payable, whether on the due date thereof or when called for redemption or otherwise;

(2)	failure to pay interest on such series of senior debt securities when due and continuance of that default for 30 days;

(3)	failure to perform or the breach of any covenant or agreement in the senior indenture or such series of senior debt securities (other than a default specified in clause (1) or (2) above) that continues for at least 90 days after we are given written notice by the trustee or we and the trustee are given written notice by the holders of at least 25% in aggregate principal amount of such outstanding series of senior debt securities;

(4)	the commencement by us of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or our consent to the entry of an order for relief in an involuntary case under any such law, or our consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or for any substantial part of our property, or make any general assignment for the benefit of creditors; and

(5)	an event of default as defined in any mortgage, indenture or instrument securing or evidencing any of our indebtedness or of any of our significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X promulgated under the Securities Act) for borrowed money, resulting in such indebtedness with an outstanding principal amount exceeding $75 million becoming or being declared due and payable prior to the date on which it would otherwise become due and payable if the acceleration is not rescinded, annulled or waived within 30 days after written notice from the trustee or holders of at least 25% of the outstanding principal amount of such series of senior debt securities; provided that this event of default will be remedied, cured or waived without further action upon the part of either the trustee or any of the holders if any default giving rise to the acceleration of such other indebtedness is remedied, cured or waived; provided further that this clause (5) shall not apply to any “Excluded Indebtedness” (see “—Certain Definitions” below) of the Company or any of its subsidiaries.

If an event of default under the senior indenture specified in clause (4) occurs with respect to the any series of senior debt securities and is continuing, the outstanding senior debt securities of such series will become due and payable immediately without any declaration or other act on the part of the trustee or holders of senior debt securities of such series. If any other event of default occurs with respect to any series of senior debt securities and is continuing, either the trustee or the holders of 25% in principal amount of such series of senior debt securities may declare the principal amount to be due and payable immediately. The holders of a majority in principal amount of the senior debt securities then outstanding of such series, in some circumstances, may annul the declaration of acceleration and waive past defaults.

If a portion of the principal of any senior debt securities originally issued at a discount shall have been accelerated and declared due and payable pursuant to the provisions of the senior indenture, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such senior debt securities shall be deemed, for all purposes under the senior indenture, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such senior debt securities.

The holders of at least a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

(1)	the holder gives the trustee written notice of a continuing event of default;

(2)	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

(3)	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability, or expense;

(4)	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of or interest, if any, on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all conditions and covenants under the senior indenture.

Satisfaction and Discharge

The senior indenture with respect to any series of senior debt securities will be discharged and will cease to be of further effect thereunder when:

(1)	either:

(A)	all senior debt securities of such series that have been authenticated and delivered (other than destroyed, lost or stolen senior debt securities that have been replaced, senior debt securities that are paid and senior debt securities for whose payment money or securities have theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation and we have paid all sums payable under the senior indenture with respect to the senior debt securities of such series; or

(B)	all senior debt securities of such series mature within one year or are to be called for redemption within one year and we have irrevocably deposited with the trustee, as trust funds in trust solely for the benefit of the holders, money, U.S. Government Obligations or a combination thereof sufficient, without consideration of any reinvestment of interest, to pay principal, premium, if any, and accrued interest on the senior debt securities of such series to the date of maturity or redemption and all other sums due and payable under the senior indenture with respect to the senior debt securities of such series; and

(2)	we have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of all sums then due and payable under the senior indenture for such series of senior debt securities when due or on the redemption date, as applicable; and

(3)	we have delivered an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Satisfaction and Discharge

Legal Defeasance

Unless the terms of any series of senior debt securities provide otherwise, the senior indenture provides that we will be deemed to have paid and will be discharged from any and all obligations in respect of any series of senior debt securities on the 91st day after the deposit referred to below, and the provisions of the senior indenture will no longer be in effect with respect to the senior debt securities of such series (except for, among other matters, certain obligations to register the transfer or exchange of the senior debt securities to replace stolen, lost or mutilated senior debt securities, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

(1)	we have deposited with the trustee, in trust, money, the equivalent in U.S. Government Obligations or a combination that through the payment of interest and principal in respect of the outstanding senior debt securities of such series in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on such outstanding senior debt securities when due of such payments in accordance with the terms of the senior indenture and the senior debt securities of such series; such deposit will not result in a breach or violation of, or constitute a default under, the senior indenture or any other material agreement or instrument to which we are a party or by which we are bound;

(2)	we have delivered to the trustee:

(A)	either (x) an opinion of counsel to the effect that beneficial owners of the senior debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of the option under this defeasance provision and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable U.S. federal income tax law after the date the senior debt securities are issued such that a ruling is no longer required or (y) a ruling directed to the trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel; and

(B)	an opinion of counsel to the effect that the defeasance trust is not required to register as an investment company under the Investment Company Act of 1940 and, after the passage of 91 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(3)	no default with respect to the outstanding senior debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit; and

(4)	immediately after giving effect to such deposit on a pro forma basis, no event of default, or event that after the giving of notice or lapse of time or both would become an event of default shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we or any of our subsidiaries is a party or by which the we or any of our subsidiaries is bound.

Covenant Defeasance

The senior indenture further provides that its provisions will no longer be in effect with respect to the limitations described under “—Consolidation, Merger and Sale of Assets,” “—SEC Reporting Obligations” and the obligations described in the last paragraph under “Events of Default,” and clause (3) under “Events of Default” shall be deemed not to be events of default with respect to any series of senior debt securities, as applicable, upon, among other things, the deposit with the trustee, in trust, of money, U.S. Government Obligations or a combination thereof that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the applicable series of senior debt securities when due in accordance with the terms of the senior indenture and such series of senior debt securities, the satisfaction of the provisions described in clauses (2)(B) and (3) of the preceding paragraph and the delivery by us to the trustee of an opinion of counsel to the effect that, among other things, the beneficial owners of such series of senior debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance of certain covenants and events of default and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Modification and Waiver

We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

(1)	cure any ambiguity, defect or inconsistency in the senior indenture or any senior debt securities of any series;

(2)	provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption;

(3)	comply with any requirements of the SEC in connection with the qualification of the senior indenture under the Trust Indenture Act;

(4)	evidence and provide for the acceptance of appointment by a successor trustee;

(5)	provide for uncertificated senior debt securities in addition to or in place of certificated senior debt securities;

(6)	provide for the issuance of additional senior debt securities in accordance with the senior indenture;

(7)	provide for or add or remove guarantors with respect to the senior debt securities of any series;

(8)	secure any series of senior debt securities;

(9)	make any change that would provide any additional rights or benefits to the holders of any series of senior debt securities;

(10)	establish the form or forms of any series of senior debt securities;

(11)	conform any provision contained in the senior indenture or any supplement thereto to the descriptions of senior debt securities set forth in this “Description of Debt Securities” or the descriptions of such series of senior debt securities contained in any accompanying prospectus supplement relating to such senior debt securities under the heading “Description of the Notes” or similar; or

(12)	make any change that does not materially and adversely affect the rights of any holder.

We and the trustee may make modifications and amendments of the senior indenture with respect to any series of senior debt securities with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as one class), and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the waiver (voting as one class). However, no modification or amendment may, without the consent of each holder of each outstanding senior debt security affected thereby:

(1)	reduce the principal amount, or extend the fixed maturity, of the senior debt securities, alter or waive the optional redemption date or optional redemption prices, if applicable, of the senior debt securities;

(2)	change the currency in which principal, any premium or interest is paid;

(3)	reduce the percentage in principal amount outstanding of senior debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

(4)	impair the right to institute suit for the enforcement of any payment on the senior debt securities ;

(5)	waive a payment default with respect to the senior debt securities;

(6)	reduce the interest rate or extend the time for payment of interest on the senior debt securities; or

(7)	adversely affect the ranking of the senior debt securities of any series.

It shall not be necessary for the consent of the holders under this section of the senior indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the senior indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. We will send supplemental indentures to holders upon request. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees

No recourse for the payment of the principal of, premium, if any, or interest on any of the senior debt securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any of our obligations, covenants or agreements in the senior indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee, manager, partner, equityholder or controlling person of us or of any successor person thereof. Each holder, by accepting the senior debt securities, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the senior debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws.

Concerning the Trustee

The senior indenture provides that, except during the continuance of a default, the trustee will only be required to perform those duties that are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it by the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

We have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.

Book-Entry Securities

If we establish pursuant to the senior indenture that the senior debt securities of a particular series are to be issued as global securities, each global security will be registered in the name of the depositary for such series or its nominee. The depositary for each such series of senior debt securities shall initially be the Depositary Trust Company (“DTC”). So long as DTC is serving as the depositary for such securities, the global securities will bear a legend specified in the senior indenture.

Each global security will be delivered to the trustee as custodian for the depositary. Participants of the depositary will have no rights under the senior indenture with respect to any global security held by the depositary, and the depositary will be treated by u and the trustee as the absolute owner and holder of the global note for all purposes.

See “Forms of Securities.”

Exchange of Book-Entry Securities for Certificated Securities

A global security representing senior debt securities is exchangeable for definitive securities in registered certificated form if:

(1)	DTC (A) notifies us that it is unwilling or unable to continue as depositary for such senior debt securities and we thereupon fail to appoint a successor depositary or (B) has ceased to be a clearing agency registered under the Exchange Act; or

(2)	there shall have occurred and be continuing an event of default with respect to the senior debt securities.

In all the above cases, certificated senior debt securities delivered in exchange for any global security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) or us.

Notices

Notices to holders of the senior debt securities will be made by first class mail, postage prepaid, or by electronic communication to the addresses that appear on the security register of the senior debt securities; provided that as long as DTC is the registered holder of the senior debt securities, such notices may be provided in accordance with the operating procedures of DTC.

Unclaimed Funds

The trustee will pay to us upon our written request any money held for payment with respect to the senior debt securities of a series that remains unclaimed for two years. After payment to us, holders entitled to such money must look solely to us for payment, unless applicable law designates another person, and all liability of the trustee with respect to such money will cease.

Governing Law

The senior indenture and the senior debt securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below are defined terms used in the covenants and other provisions of the senior indenture. Reference is made to the senior indenture for other capitalized terms used in this “Description of the Notes” for which no definition is provided.

“Bank Regulated Subsidiary” means (a) ETB Holdings, Inc. (provided that such Person is a savings and loan holding company, as defined under the Home Owners’ Loan Act, as amended, or a bank holding company, as defined under the Bank Holding Company Act, as amended, but in no event shall such Person mean, or include, the Company), (b) any direct or indirect insured depository institution subsidiary that is regulated by foreign, Federal or state banking regulators, including without limitation, the Board of Governors, the OCC and the FDIC, or (c) any subsidiary of a Bank Regulated Subsidiary all of the common equity interests of which are owned by such Bank Regulated Subsidiary and the sole purpose of which is to issue trust preferred or similar securities where the proceeds of the sale of such securities are invested in such Bank Regulated Subsidiary and where such proceeds would be treated as Tier I capital were such Bank Regulated Subsidiary a bank holding company regulated by the Board of Governors.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America, together with its constituent banks and agencies.

“Broker Dealer Regulated Subsidiary” means any subsidiary that is registered as a broker dealer pursuant to Section 15 of the Exchange Act (as in effect from time to time) or that is regulated as a broker dealer or underwriter under any foreign securities law.

“business day” means any day other than a Saturday or Sunday or a day on which banking institutions in New York City (or such other place of payment as may be subsequently specified by us) are authorized or obligated by law or executive order to close.

“Excluded Indebtedness” means:

(1)	secured indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such indebtedness (to the extent such sale, transfer or other disposition is not prohibited under the indentures); and

(2)	with respect to any Regulated Subsidiaries:

(A)	indebtedness or other obligations arising from products and services offered by Bank Regulated Subsidiaries, Broker Dealer Regulated Subsidiaries or Insurance Regulated Subsidiaries in the ordinary course including, but not limited to, deposits, CDs, prepaid forward contracts, swaps, exchangeable debt securities, foreign currency purchases or sales and letters of credit, customer activities and clearing and clearing-related activities (including, in each case, indebtedness to finance such activities);

(B)	indebtedness or other obligations incurred in the ordinary course arising from margin lending, Stock Loan activities, customer activities, clearing and clearing-related activities or foreign currency settlement obligations of a Broker Dealer Regulated Subsidiary (including, in each case, indebtedness to finance such activities); and

(C)	advances from a Federal Home Loan Bank, a Federal Reserve Bank, Fannie Mae or another institution similar to any of the foregoing, repurchase and reverse repurchase agreements relating to Investment Securities, medium term notes, treasury tax and loan balances, special direct investment balances, bank notes, commercial paper, term investment option balances, brokered certificates of deposit, dollar rolls and federal funds purchased, in each case incurred in the ordinary course of a Regulated Subsidiary’s business;

provided, for the avoidance of doubt, any amounts drawn and outstanding pursuant to that certain Revolving Credit Agreement, dated as of June 23, 2017 and as amended, supplemented, modified or amended and restated from time to time, among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, shall be deemed to not be Excluded Indebtedness.

“FDIC” means Federal Deposit Insurance Corporation.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, exchange, clearing house, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Insurance Regulated Subsidiary” means any subsidiary that conducts an insurance business such that it is regulated by any supervisory agency, state insurance department or other state, Federal or foreign insurance regulatory body or the National Association of Insurance Commissioners.

“Investment Securities” means marketable securities of a Person (other than an affiliate or joint venture of the Company or any of its subsidiaries), mortgages, credit card and other loan receivables, futures contracts on marketable securities, interest rates and foreign currencies used for the hedging of marketable securities, mortgages or credit card and other loan receivables purchased, borrowed, sold, loaned or pledged by such Person in the ordinary course of its business.

“OCC” means the United States Office of the Comptroller of the Currency.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Regulated Subsidiary” means a Broker Dealer Regulated Subsidiary, a Bank Regulated Subsidiary or an Insurance Regulated Subsidiary or any other subsidiary subject to minimum capital requirements or other similar material regulatory requirements imposed by applicable Governmental Authorities.

“Stock Loan” means a “Loan” as used in the Master Securities Loan Agreement published from time to time by the Bond Market Association.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the maturity date of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination, or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities. Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination

The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all our Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles as in effect on the date of the subordinated indenture;

•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute Senior Indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock, depositary shares or any combination of such securities.

FORMS OF SECURITIES

Unless otherwise indicated in a prospectus supplement, each debt security, warrant, share of preferred stock, depositary share and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities, warrants, shares of preferred stock, depositary shares and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities.

Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below or elsewhere in this prospectus, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of E*TRADE, the trustee, any warrant agent, unit agent or any other agent of E*TRADE, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based on directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

SELLING SECURITY HOLDERS

Information about selling security holders, if any, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus is a part or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or any selling security holders may sell the securities being offered hereby in one or more of the following ways from time to time:

•	directly to purchasers;

•	through agents;

•	through underwriters;

•	through dealers;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions;

•	transactions in which a broker-dealer agrees with a selling security holder to sell a specified number of securities at a stipulated price per security;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation, in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus is a part or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
Securities and Exchange Commission registration fee	$	*
Printing expenses		**
Legal fees and expenses (including Blue Sky fees)		**
Trustee and transfer agent fees and expenses		**
Rating agency fees		**
Accounting fees and expenses		**
NASDAQ listing fees		**
Miscellaneous		**

TOTAL	$	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r).
**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Certificate of Incorporation and Bylaws of the Registrant provide in effect that, subject to certain limited exceptions, the Registrant may indemnify its directors and officers to the extent authorized and permitted by the DGCL. The directors and officers of the Registrant are insured under policies of insurance maintained by the Registrant, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. In addition, the Registrant has entered into contracts with certain of its directors and officers providing for indemnification of such persons by the Registrant to the full extent authorized or permitted by law, subject to certain limited exceptions.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation of the Registrant provides that, to the fullest extent permitted by the DGCL, a director shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 16. Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Certificate of Incorporation of E*TRADE Financial Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed on August 4, 2010, File No. 001-11921)

3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on May 11, 2012, File No. 001- 11921)

3.3	Certificate of Designations of Preferences and Rights of the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A of E*TRADE Financial Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on August 25, 2016, File No. 001-11921)

3.4	Certificate of Designations of Preferences and Rights of the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B of E*TRADE Financial Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on December 6, 2017, File No. 001-11921)

3.5	Amended and Restated Bylaws of E*TRADE Financial Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on June 20, 2017, File No. 001-11921)

4.1	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1/A filed on July 22, 1996, File No. 333-05525)

4.2	Specimen Preferred Stock Certificate*

4.3	Indenture, dated as of August 24, 2017, between E*TRADE Financial Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on August 24, 2017, File No. 001-11921)

4.4	Form of Senior Note*

4.5	Form of Subordinated Indenture

4.6	Form of Subordinated Note*

4.7	Form of Warrant Agreement*

4.8	Form of Purchase Contract*

4.9	Form of Unit Agreement*

4.10	Form of Depositary Agreement*

5.1	Opinion of Davis Polk & Wardwell LLP

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends

23.1	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. as Trustee for the Senior Indenture, dated as of August 24, 2017

25.2	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. as Trustee for the form of Subordinated Indenture

*	To be filed by amendment or by a report on Form 8-K in connection with the issuance of the applicable securities.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 21, 2018.

E*TRADE Financial Corporation

By:	/s/ Karl A. Roessner
Karl A. Roessner Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Karl A. Roessner, Michael A. Pizzi and Lori Sher, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Karl A. Roessner Karl A. Roessner	Director and Chief Executive Officer (principal executive officer)	February 21, 2018

/s/ Michael A. Pizzi Michael A. Pizzi	Chief Financial Officer (principal financial officer)	February 21, 2018

/s/ Brent B. Simonich Brent B. Simonich	Corporate Controller (principal accounting officer)	February 21, 2018

/s/ Rodger A. Lawson Rodger A. Lawson	Executive Chairman of the Board	February 21, 2018

/s/ Richard J. Carbone Richard J. Carbone	Director	February 21, 2018

/s/ James P. Healy James P. Healy	Director	February 21, 2018

/s/ Kevin T. Kabat Kevin T. Kabat	Director	February 21, 2018

/s/ Frederick W. Kanner Frederick W. Kanner	Director	February 21, 2018

Signature	Title	Date

/s/ James Lam James Lam	Director	February 21, 2018

/s/ Shelley B. Leibowitz Shelley B. Leibowitz	Director	February 21, 2018

/s/ Rebecca Saeger Rebecca Saeger	Director	February 21, 2018

/s/ Joseph L. Sclafani Joseph L. Sclafani	Director	February 21, 2018

/s/ Gary H. Stern Gary H. Stern	Director	February 21, 2018

/s/ Donna L. Weaver Donna L. Weaver	Director	February 21, 2018

EXHIBIT INDEX

Exhibit No.	Document

1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Certificate of Incorporation of E*TRADE Financial Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Form 10-Q filed on August 4, 2010, File No. 001-11921)

3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on May 11, 2012, File No. 001-11921)

3.3	Certificate of Designations of Preferences and Rights of the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A of E*TRADE Financial Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on August 25, 2016, File No. 001-11921)

3.4	Certificate of Designations of Preferences and Rights of the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B of E*TRADE Financial Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on December 6, 2017, File No. 001-11921)

3.5	Amended and Restated Bylaws of E*TRADE Financial Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on June 20, 2017, File No. 001-11921)

4.1	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1/A filed on July 22, 1996, File No. 333-05525)

4.2	Specimen Preferred Stock Certificate*

4.3	Indenture, dated as of August 24, 2017, between E*TRADE Financial Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on August 24, 2017, File No. 001-11921)

4.4	Form of Senior Note*

4.5	Form of Subordinated Indenture

4.6	Form of Subordinated Note*

4.7	Form of Warrant Agreement*

4.8	Form of Purchase Contract*

4.9	Form of Unit Agreement*

4.10	Form of Depositary Agreement*

5.1	Opinion of Davis Polk & Wardwell LLP

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends

23.1	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. as Trustee for the Senior Indenture, dated as of August 24, 2017

25.2	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. as Trustee for the form of Subordinated Indenture

*	To be filed by amendment or by a report on Form 8-K in connection with the issuance of the applicable securities.